Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Ambac Assurance Corporation:

We consent to the incorporation by reference in the registration  statement (No. 333-132765) of Credit Suisse First Boston Mortgage Acceptance Corp. (the "Registrant"),  and in the Prospectus  Supplement of the Registrant relating to Home Equity Mortgage Trust 2007-1 (the "Prospectus Supplement"),  of our report  dated February 28, 2007, on the  consolidated  financial  statements  of Ambac Assurance  Corporation and  subsidiaries as of December 31, 2006 and 2005, and for each of the years in the  three-year  period  ended  December  31, 2006, which report appears in the Annual Report on Form 10-K of Ambac Financial Group, Inc.,  which was filed with the Securities and Exchange  Commission on March 1, 2007,  and to the  reference  to our firm  under the  heading  "Experts"  in the Prospectus Supplement. Our report refers to changes, in 2006, in Ambac Assurance Corporation's   methods  of  accounting  for  variable   interest  entities  and stock-based compensation.

                                            /s/ KPMG LLP

New York, New York
March 7, 2007